                                                                  EXHIBIT (i)(2)


              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]


                                                         December 20, 2006

Van Kampen Equity Trust II
1221 Avenue of the Americas
New York, New York 10020

      Re: Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A for the Van Kampen Equity Trust II
            (the "Registration Statement")
            (File Nos. 333-75493 and 811-9279)

      We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP